UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

Social Leverage Acquisition Corp I

(Exact name of registrant as specified in its charter)

Delaware	001-40059	85-4095616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 E. Via De Ventura

Suite F110-207

Scottsdale, Arizona 85258

(Address of principal executive offices, including zip code)

(302) 492-7522

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one-fourth of one redeemable warrant	SLACU	The Nasdaq Stock Market LLC
Class A common stock, included as part of the units	SLAC	The Nasdaq Stock Market LLC
Redeemable warrants, included as part of the units	SLACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation.

On May 12, 2023, as described below under Item 5.07, the stockholders of Social Leverage Acquisition Corp I (the “Company”) approved an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) to implement the Charter Amendment Proposal (as defined below) (the “Charter Amendment”). The Charter Amendment became effective on May 12, 2023 upon filing with the Secretary of State of the State of Delaware.

The foregoing description is qualified in its entirety by reference to the Second Amendment to the Amended and Restated Certificate of Incorporation, dated May 12, 2023, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2023 the Company held a special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, the Company’s stockholders were asked to vote on the following items: (i) a proposal to amend the Company’s Charter to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional nine months, from May 17, 2023 to February 17, 2024 (the “Charter Amendment Proposal”), and (ii) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Charter Amendment Proposal (the “Adjournment Proposal”).

The affirmative vote (virtually or by proxy) of at least 65% of the outstanding shares of SLAC common stock at the Special Meeting and entitled to vote thereon, voting together as a single class was required to approve the Charter Amendment Proposal. The affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of outstanding shares of SLAC common stock at the Special Meeting and entitled to vote thereon, voting together as a single class was required to approve the Adjournment Proposal.

Holders of 8,948,968 shares of SLAC common stock, which represents approximately 87% of the shares of common stock issued and outstanding and entitled to vote as of the record date of April 17, 2023, were represented vitually or by proxy at the Special Meeting. Set forth below are the final voting results for the Charter Amendment Proposal. As there were sufficient votes to approve the Charter Amendment Proposal, the Adjournment Proposal was not presented to stockholders at the Special Meeting.

Charter Amendment Proposal

The Charter Amendment Proposal was approved. The voting results of the outstanding shares of SLAC common stock at the Special Meeting and entitled to vote thereon were as follows:

For	Against	Abstentions	Broker Non-Votes
8,939,534	8,016	1,418	-

Item 8.01	Other Events.

In connection with the Extension Proposal, the holders of 95,152 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.17 per share, for an aggregate redemption amount of approximately $967,741.89. Following such redemptions, approximately $15,836,806 will remain in the trust account and 1,557,134 shares of Class A common stock will remain issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amendment to the Amended and Restated Certificate of Incorporation, dated May 12, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2023

Social Leverage Acquisition Corp I

By:	/s/ Douglas Horlick
Name:	Douglas Horlick
Title:	President and Chief Operating Officer